Exhibit 99.2

bluebird bio to Separate Oncology Business into Independent Company

Severe Genetic Disease business will remain the focus of bluebird bio, Inc.; separation expected to result in two independent, publicly traded companies by year-end 2021

Separation designed to unlock value through improved operational execution, organizational focus, tailored capital allocation, and enhanced strategic optionality

Company announces CEO and Chair of the Board for each future entity bluebird bio appoints Ramy Ibrahim, M.D., Leader in Cancer Immunotherapy, to Board of Directors

Company to Host Webcast Today at 8:00 a.m. ET

CAMBRIDGE, Mass.— (BUSINESS WIRE)— January 11, 2021 - bluebird bio, Inc. (Nasdaq: BLUE) announced its intent to separate its severe genetic disease and oncology businesses into differentiated and independent publicly traded companies. bluebird bio, Inc. will retain focus on severe genetic disease (SGD) and will launch its oncology business (“Oncology Newco”) as a new entity. bluebird bio’s Board of Directors approved the intent to separate into two companies and it is anticipated that the spin out of Oncology Newco is to be tax-free to shareholders, subject to receipt of a favorable Internal Revenue Service (IRS) ruling.

Upon completion of the separation, current chief bluebird, Nick Leschly, will lead Oncology Newco as Chief Executive Officer and will take on the role of Executive Chair for bluebird bio, Inc. Current President of the SGD business, Andrew Obenshain will continue his leadership as Chief Executive Officer of bluebird bio, Inc. Further, current Chair of bluebird’s Board of Directors, Daniel Lynch, will become Chair of the Board for Oncology Newco.

“We are excited and energized to begin this new year with so much opportunity ahead. Over the last decade, bluebird bio has pioneered development of gene and cell therapies for severe genetic diseases and oncology - delivering transformative outcomes for patients. Through the tenacity and incredible work of our bluebirds, our first commercial product is now approved in Europe and we are now on the cusp of several potential product approvals with a strong pipeline of earlier oncology research candidates on the horizon. This is a position few biotech companies have been able to attain,” said Nick Leschly, chief bluebird. “After careful strategic review, it is clear to us that the two businesses are best served by independent leadership and teams to drive distinct strategic and operational objectives. Specifically, we believe it is the right time to double down on the respective businesses to fully enable and optimize the continued innovation, development and deployment of transformative gene and cell therapies for the patients we serve.”

“In close collaboration with the Board of Directors, bluebird bio leadership has conducted a thorough assessment of the business overall and examined a range of options for the future,” said Daniel Lynch, Chair of bluebird bio’s Board of Directors. “Based on this review, we collectively believe this strategic decision is in the best interest of patients, employees, investors and other stakeholders. We are committed to working together through this transformative process to ensure each company is optimized with the right teams in place for progressing these therapies through the regulatory process into commercialization, harnessing the power of the pipeline to continue creation of innovative medicines, establishing and rapidly growing product revenue, and creating value for shareholders.”

Launching Severe Genetic Disease and Oncology for Bold Futures
bluebird bio intends to ensure both SGD and Oncology Newco are established as independent organizations with enhanced therapeutic focus and strong financial foundations. The company believes this approach will provide both entities with the ability to achieve the following:
•Enhanced resource allocation and capital considerations for each company

•Therapeutic expertise and focus to more effectively execute and deliver on milestones
•Streamlined and simplified operations
•Tailored investment theses to attract an appropriately suited shareholder base
•Sustained patients first culture and innovation mindset
•Increased strategic flexibility

By establishing this foundation in two new environments, the company believes each entity will be in a stronger position to deliver on their goals:

Severe Genetic Disease
•Focus on delivery of Core 3 therapies in β-thalassemia, cerebral adrenoleukodystrophy and sickle cell disease in the United States and Europe
•Expand access and reimbursement for our commercial product, ZYNTEGLO (betibeglogene autotemcel), in Europe
•Increase addressable patient populations through geographic expansion, label expansions, and product profile enhancement
•Build on our expertise in gene therapy manufacturing through commercialization, significant process enhancements, and next generation technologies
•Continue to explore innovative tools and technologies to ultimately bring these transformative medicines to more patients

Oncology Newco
•Support commercial success of investigational B-cell maturation antigen (BCMA) directed chimeric antigen receptor (CAR) T cell therapy, idecabtagene vicleucel (ide-cel), in multiple myeloma and continued development of investigational bb21217 product candidate; advancing into earlier lines and continuing to innovate
•Deliver on the oncology pipeline of cellular therapies with a focus on non-Hodgkin’s lymphoma, acute myeloid leukemia, next-generation multiple myeloma and solid tumors
•Advance next generation product cycling engine designed to rapidly build, test, learn and improve with an overarching goal of 1-2 investigational new drugs (INDs) in each of 2021 and 2022 bluebird bio Adds Additional Oncology Expertise to Board of Directors
As bluebird bio continues to build out therapeutic expertise within its Board of Directors, the company has appointed Ramy Ibrahim, M.D. to its Board of Directors. Dr. Ibrahim is a recognized leader in clinical development in immunotherapy and cell therapy. He is currently serving as a consultant for the Parker Institute for Cancer Immunotherapy (PICI) where he was recently the Chief Medical Officer and built the clinical capabilities within the institute as well as worked with renowned cell therapy experts to support building world class cell therapy startups. Before joining PICI, Dr. Ibrahim was the vice president and Global Therapeutic area head for Immuno-Oncology clinical development for AstraZeneca/MedImmune, leading the global clinical team developing multiple immunotherapies. In addition, as a member of the Bristol-Myers Squibb Immuno-oncology program, he served on the Yervoy (ipilimumab) clinical team supporting the program from early phase II through multiple global launches of the first FDA-approved immune checkpoint inhibitor. In addition to his engagement with investment firms, Dr. Ibrahim also serves on the Scientific Advisory Board of Harpoon and on the Board of Directors for Surface Oncology.

bluebird bio also acknowledges the significant and impactful contributions of Dr. David Schenkein, who after eight years, is stepping down from the bluebird bio Board of Directors.

Financial Summary
bluebird bio preliminary and unaudited cash, cash equivalents and marketable securities balance as of December 31, 2020 was approximately $1.3B. At the time of separation, bluebird bio plans to capitalize each business with sufficient cash runway to achieve value creating milestones. In preparation for the separation, bluebird bio will continue to prudently and carefully manage the cost structure of each business while evaluating dedicated financial and strategic funding sources. bluebird bio expects to incur increased transactional and separation expenses through the completion of the transaction as it works to separate and transition the two businesses. bluebird bio will provide additional financial details closer to the date of separation.

Transition and Timing
Specific details regarding the companies including financial statements, the name of Oncology Newco as well as executive management teams and the respective Board of Directors (BOD) for each company will be provided at a later date. Expected executive team, employee and BOD transitions will be effective as of the closing of the separation anticipated to be in the Q4 2021 timeframe. bluebird bio anticipates both companies will be headquartered in Cambridge, Mass. European operations will remain with bluebird bio and the SGD business. Facilities, research and manufacturing operations in Seattle, Wash. and Durham, N.C. will migrate with the Oncology Newco. The separation is subject to customary closing conditions, including the effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission, receipt of a private letter ruling from the IRS and tax opinion from counsel, and final approval by bluebird bio’s Board of Directors. There can be no assurance regarding the ultimate timing of the separation or that the separation will ultimately occur.

Goldman Sachs & Co. LLC is serving as exclusive financial adviser to bluebird bio and Goodwin Procter LLP is serving as its legal counsel.

Webcast Information
bluebird bio will hold a conference call to discuss the news on Monday, January 11 at 8:00 a.m. ET. Investors may listen to the call by dialing (844) 825-4408 from locations in the United States or +1 (315) 625-3227 from outside the United States. Please refer to conference ID number 225-6277.

In addition, members of the management team will participate in the 39th Annual J.P. Morgan Healthcare Conference, Monday, January 11 at 2:50 p.m. ET.

To access the live webcast of bluebird bio’s presentations, please visit the “Events & Presentations” page within the Investors & Media section of the bluebird bio website at http://investor.bluebirdbio.com. Replays of the webcast will be available on the bluebird bio website for 90 days following the event.

About bluebird bio, Inc.
bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene and cell therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders: cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma, using gene and cell therapy technologies including gene addition, and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

ZYNTEGLO and bluebird bio are trademarks of bluebird bio, Inc.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These statements include, but are not limited to: statements about the benefits of a potential separation, including with respect to bluebird bio’s and Oncology NewCo’s competitive position, attractiveness to investors and enhanced operational, commercial and scientific efficiency or effectiveness; the timing, leadership, structure, including the division of assets among bluebird bio and Oncology NewCo, and the impact of a separation; capital allocation and financing ability for each entity; the strategic, including the intended development and commercialization, plans for each of bluebird bio and Oncology NewCo, and potential corporate development opportunities; the tax free nature of the separation; and the commercial potential and potential demand for ZYNTEGLO and product candidates (and the drivers, timing and impact thereof). Applicable risks and uncertainties include those related to the possibility that we may not complete the separation on the terms or timeline currently contemplated if at all, achieve the expected benefits of a separation, and that a separation could harm our business, results of operations and financial condition; the risk that the transaction might not be tax-free; the risk that we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; Oncology NewCo's lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that dedicated financial and/or strategic funding sources may not be available on favorable terms; the risk that a separation or announcement thereof may adversely impact our ability to attract or retain key personnel; the risk that a separation may adversely impact the effectiveness of development and commercialization efforts by us and our partners; the risk of possible disruption to our businesses as a result of the announcement or pendency of the separation; the risk that the efficacy and safety results from our prior and ongoing clinical trials will not continue or be repeated in our ongoing or planned clinical trials; the risk that the current or planned clinical trials of our product candidates will be insufficient to support regulatory submissions or marketing approval in the United States and European Union; the risk that regulatory authorities will require additional information regarding our product candidates, resulting in delay to our anticipated timelines for regulatory submissions, including our applications for marketing approval; and the risk that any one or more of our product candidates, will not be successfully developed, approved or commercialized on the guided timeline or otherwise as expected, or at all; and the risk that we are unable to manage our operating expenses or cash use for operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

# # #
Media:
Jenn Snyder,
617-448-0281
jsnyder@bluebirdbio.com

Catherine Falcetti,
617-583-3411
cfalcetti@bluebirdbio.com

Investors:
Ingrid Goldberg,
857-217-0490
Igoldberg@bluebirdbio.com